Exhibit 99.1

THREE-FIVE SYSTEMS TO SPIN-OFF MICRODISPLAY BUSINESS

New Public Company Will Be Pure Play Microdisplay Business; Plans to be Traded on NASDAQ

TEMPE, ARIZ – March 17, 2003 — Three-Five Systems, Inc. (NYSE: TFS) announced today that its Board of Directors has approved a decision to spin-off its LCoS® microdisplay division to its stockholders, which will result in a newly created and separately traded public company. The spin-off is designed to facilitate the growth of the microdisplay business, allow TFS’ shareholders to participate directly in the growth potential of that business, and enable TFS to achieve immediate profitability.

The LCoS Microdisplay division develops, manufactures, and markets leading-edge liquid crystal on silicon microdisplay products for use in high-growth markets, such as high-definition televisions and headsets for video games. The microdisplay spin-off will be named Three-Five Microdisplay, Inc., or TFMD. The planned spin-off will occur sometime in the early summer of 2003. TFMD stock will apply to have its stock traded on the Nasdaq National Market under the symbol “TFMD.”

“Both our LCoS Microdisplay division and our Integrated Systems and Displays (ISD) division have excellent future prospects in high growth markets. We have come to the conclusion, however, that they are fundamentally different businesses with unique needs that must be satisfied in order for them to realize their full potential. After carefully considering all of the issues and alternatives, we feel that the best way to build value for the stockholders is to spin-off the microdisplay business and allow the financial markets to evaluate each company on its own merits,” said Jack Saltich, President and CEO of TFS. “The proposed spin-off will allow TFS and TFMD to better focus attention and financial resources on their respective target markets. In addition, each company will be able to more aggressively pursue its distinct business model and better meet the needs of its customers. The transaction is also expected to provide each independent company with greater strategic and financial flexibility to support growth opportunities in the future.”

Under the proposed spin-off, TFS will first transfer its entire LCoS microdisplay business, including all related manufacturing and business assets, personnel, and intellectual property, to TFMD, a newly created subsidiary. Included in the transfer will be established manufacturing infrastructure, such as quality, logistics, planning, and procurement systems. TFS will also capitalize TFMD with approximately $20 to $25 million in cash, an amount that TFS believes will be sufficient to enable TFMD to achieve its business objectives. TFS will then distribute TFMD’s common stock pro rata as a dividend to TFS stockholders. TFS has filed a ruling request with the Internal Revenue Service to qualify the spin-off as a nontaxable transaction. In addition, TFS expects to file a Form 10 with the Securities and Exchange Commission within the next 60 days providing detailed information regarding the proposed transaction. No stockholder vote will be required to effect the spin-off, and no consideration will be required to be paid by TFS stockholders in order to receive the stock of TFMD.

After the spin-off, TFS and TFMD will each continue to maintain corporate headquarters in the Tempe, Arizona facility, which is owned by TFS and houses the high-volume microdisplay manufacturing operations. TFMD will also maintain its Personal Display Systems Group in Boulder, Colorado. Neither company is expected to relocate facilities or personnel, or to reduce headcount in connection with the spin-off.

The New Company: TFMD

The LCoS microdisplay business is focused on developing, manufacturing and marketing innovative, high-performance, cost-effective microdisplay products and systems. These products address both existing and emerging markets, including rear-projection high-definition televisions, multi-media front projectors, and near-to-eye products, such as monocular or binocular headsets or viewers for industrial, medical, military, commercial, and video game, computing, and wireless consumer applications. TFMD’s LCoS microdisplay technology cost-effectively addresses the market demand for high image fidelity, high resolution, and power efficiency. As a separate company, TFMD will have greater freedom to innovate and independently explore and expand the most appropriate growth opportunities for that business. The separation will also benefit TFMD by enhancing opportunities for strategic alliances and partnerships with key customers, suppliers, and developers. Separate management and ownership will also provide incentives for TFMD’s management and ensure direct accountability to public investors. Jack Saltich will remain President and CEO of TFS and will become Chairman of the Board of Directors of TFMD. Dr. Robert Melcher, Chief Technology Officer of TFS, will become Chief Technology Officer of TFMD.

The Continuing Company: TFS

As a separate company, TFS will continue to build its Integrated Systems and Displays (ISD) business. That business provides design engineering services, integration of display products, and electronic manufacturing services for original equipment manufacturers in both display and non-display-related fields. TFS has created a worldwide, end-to-end manufacturing solutions business by strategically combining the company’s low-volume, high-mix domestic facilities with its high-volume, low-cost Asian facilities. That business has no debt, has optimized domestic capacity utilization, and is projected to be cash flow positive in 2003. TFS plans to continue to grow its ISD business both organically and through acquisitions.

Business Outlook

TFS has previously estimated its 2003 revenue in the range of $140 to $160 million. That estimate remains unchanged and includes $135 to $155 million for TFS’ ISD business, and $5 to $8 million for the microdisplay business. TFS anticipates that its ISD business will be profitable overall in 2003, with net income of between $0.06 and $0.10 per share. TFS expects that its ISD business will approach breakeven levels in the second quarter and achieve profitability in the third quarter of 2003. The microdisplay business is expected to have a loss in 2003 of between $0.49 and $0.59 per share based on the number of TFS shares outstanding. The actual calculation of the 2003 loss per share for TFMD as a separate company, however, will depend upon the number of TFMD shares issued in the spin-off transaction and, unlike TFS, will not include an accrual for a tax benefit.

Needham & Company will act as an advisor to TFS on the spin-off transaction and will be coordinating investor road shows for both TFMD and TFS.

Conference Call

TFS will hold a conference call with analysts today, Monday, March 17, 2003, at 8:30 am EST to discuss the spin-off transaction. This call may include forward-looking statements. The call can be accessed via live audio Web cast at www.ccbn.com, or on TFS’ Web site at www.threefive.com, under the Investor Relations section. Upon completion of the call, a replay will be available at www.ccbn.com (RealPlayer is required) and on TFS’ Web site through April 30, 2003. This will be the only available replay of this conference call.

Upcoming Corporate Presentations

TFS will be speaking at the Roth Investor Conference today, Monday, March 17, 2003, at 10:00 am PST. TFS will also be speaking at the United States Display Consortium Investor Conference, co-sponsored by Needham & Company, tomorrow, Tuesday, March 18, 2003 at 11:30 am EST. Presenting at the Roth Investor Conference will be Rajan Kapur, General Manager of the company’s PDS Microdisplay Group and Elizabeth Sharp, Vice President of Corporate Relations. Presenting at the USDC/Needham Conference will be Jack Saltich, President and CEO, and Jeffrey Buchanan, Executive Vice President and CFO. Both conferences will be live audio Web cast by The Wall Street Transcript at www.twst.com, and on TFS’ Web site at www.threefive.com, under the Investor Relations section. Upon completion of each conference, an audio replay will be available on TFS’ Web site through April 30, 2003. This will be the only available replay of these conferences.

About Three-Five Systems, Inc.®

TFS is a worldwide supplier and recognized leader in providing display system solutions, as well as engineering and manufacturing services, to original equipment manufacturers (OEMs). Through its Integrated Systems & Displays division, the company offers full service engineering and manufacturing with a special emphasis on display products and systems. The ISD division also has a broad range of display products including monochrome and color LCD components, organic light emitting displays (OLEDs), and CRT and flat panel monitors. Through its Microdisplay division, the company offers discrete microdisplay devices through completely integrated microdisplay engine solutions based on its liquid crystal on silicon (LCoS®) microdisplays. Examples of applications for TFS’ products and services include handheld devices, test and measurement devices, medical instrumentation, customized CRT and flat panel monitors, wearable computers, high-definition televisions, and multimedia projectors. The company drives new product development activities using internal capabilities, leveraging industry partnerships, and through its David R. Buchanan LCD laboratory, which is solely dedicated to the development of LCoS microdisplays. The company’s Web site is located at www.threefive.com.

Three-Five Systems, Inc., the Three-Five Systems logo, TFS, LCoS, and Brillian are trademarks or registered trademarks of TFS. All other trademarks are the property of their respective owners.

Certain statements contained in this document may be deemed forward-looking statements under federal securities laws, and TFS intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include all statements in the release using words like “estimate,” “anticipate,” “expect,” and “plan,” including the following: (1) the plans and related actions of TFS to spin-off microdisplays including the estimated date of the Form 10 filing and the spin-off and the amount of capitalization, (2) the business outlook for TFS and TFMD, including estimates of revenue, net income, and time period for achieving breakeven status, (3) the plans to grow TFS organically and through acquisitions, and (4) the prospects and funding needs of TFMD. TFS cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: (a) changes in markets or demand, (b) the failure of LCoS microdisplay products to deliver acceptable performance, and (c) other risks as identified from time to time in Three-Five Systems’ SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K.

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